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EXHIBIT  10.30


         THE TERMS OF THIS ADDENDUM ARE PROPRIETARY TO OPTICOM AND ARE
        SUBJECT TO A CONFIDENTIALITY AGREEMENT SET FORTH IN THE OPERATOR
                       SERVICES AGREEMENT IDENTIFIED BELOW

           THIS ADDENDUM MAY NOT BE AMENDED OR MODIFIED (OR ANY PART DELETED OR ADDED TO) WITHOUT THE WRITTEN CONSENT OF OPTICOM'S GENERAL COUNSEL OBTAINED IN ACCORDANCE WITH THE PROVISIONS OF
                THE OPERATOR SERVICES AGREEMENT IDENTIFIED BELOW


         INTERNATIONAL SERVICES ADDENDUM TO OPERATOR SERVICES AGREEMENT


         Opticom and the undersigned Customer agree that this Addendum shall modify and supplement the Operator Services Agreement ("Operator Services Agreement") between ONE CALL COMMUNICATIONS, INC. ("Opticom") and PHONETEL TECHNOLOGIES, INC. ("Customer") dated January 21, 2000.

         1. International Services. Customer hereby requests that Opticom provide international operator long distance services ("International Services") for those Locations (ANI's) of Customer which Customer designates in writing, from time to time. Opticom agrees to provide International Services for such Locations designated in writing by Customer but only upon the terms and conditions set forth in this Addendum which shall supersede any provisions to the contrary contained in the Operator Services Agreement and the exhibits thereto. Customer may, from time to time, in writing, add and delete Locations which are to be provided with International Services.

         2. Fraudulent International Services Calls. Opticom will utilize its existing standard verification procedures and contractors to verify the validity of calling cards and credit cards (collectively "Cards") utilized by an International Services user and will otherwise utilize standard verification procedures for International Services calls, but Customer and Opticom acknowledge and agree that (i) as to Cards, such verification procedures are only effective if a Card has been reported lost or stolen or if a Card has otherwise been revoked or terminated and (ii) a person can utilize unreported lost or stolen Cards or illicitly obtained data for a Card which has not been lost or stolen and to otherwise use improper procedures to fraudulently obtain International Services for which the call charges are uncollectible. The parties further acknowledge that uncollectible telephone charges for fraudulently obtained International Services can be very substantial and material in both amount and volume and that the carrier charges incurred by Opticom to complete such calls can be substantial in amount.

         3. Customer to Bear Risk of Fraudulent International Services Calls. In consideration of Opticom providing International Services for Customer's Locations, Customer agrees to be totally responsible and to assume all economic risks for carrier charges incurred by Opticom for fraudulently obtained International Services placed from Customer's Locations. Customer shall reimburse Opticom for Opticom's carrier costs for such fraudulent International Services calls at rate of _____________________________ per minute of use of such calls, the minutes of use for
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such calls to be determined from Opticom's recorded minutes of use for such calls. In addition, if Opticom has paid to Customer commissions and additional surcharges on such fraudulent International Services calls, Customer shall refund such commissions and additional surcharges to Opticom, it being agreed that no commission and additional surcharge shall be payable to Customer for or on such fraudulent International Services calls. The parties agree that the uniform deduction for write-offs ("Bad Debt") for operator services billings which is provided for by Customer's Operator Services Agreement used to determine Adjusted Billings shall not limit Customer's liability under this Addendum for fraudulent International Services calls. Opticom may deduct all sums owing by Customer to Opticom pursuant to the foregoing provisions of this Addendum from commissions payable by Opticom to Customer pursuant to the Operator Services Agreement.

         4. Commissions. Opticom agrees to pay to Customer commissions for all International Services calls which will be a percentage of Opticom's Adjusted Billings for International Services calls placed from Customer's designated Locations at a rate of ____________________________, subject, however, to the terms and provisions of this Addendum. Adjusted Billings for International Services are to be computed in the manner specified in Customer's Operator Services Agreement.

         5. No International Direct Dial. Opticom agrees to program all of its switches to block international direct dial long distance service from all of Customers Locations which are subject to the Operator Services Agreement.

         6. No Other Changes. Except as herein modified and amended, all other terms and provisions of the Operator Services Agreement shall remain in full force and effect.

         7. Headings and Titles. The headings and titles in this Addendum are for convenience of reference only and shall not be construed to define or limit any of the terms herein or affect the meanings or interpretations of this Addendum.

         8. Defined Terms. All defined words and terms contained in the Operator Service Agreement which are utilized in this Addendum shall have the same meanings in this Addendum as in the Operator Service Agreement unless the context of this Addendum requires otherwise.

         9. Entire Agreement. This Addendum represents the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and all prior and concurrent agreements, understandings, representations with respect to such subject matter, whether written or oral, are and have been merged herein and superseded hereby.

         10. Execution; Counterparts; Facsimile Delivery. This Addendum may be executed by each of the parties in counterparts, and, if it is, each counterpart shall be deemed to be an original instrument, but the two counterparts together shall constitute only one Addendum. This Addendum will be deemed fully executed by both parties if the counterparts, taken together, bear the signatures of duly authorized representatives of each of the parties. A copy of this Addendum showing the signature of the other party's authorized representative which is received by a party by means of an electronic or facsimile telephonic transmission initiated or made by the other party shall be binding upon the other party and shall constitute delivery of this Addendum by such other party for all purposes. The exchange by the parties of duly signed copies of this Addendum transmitted by such parties to each other by means of electronic or facsimile telephonic transmissions shall result in a legally enforceable contract binding upon both parties.
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         IN WITNESS WHEREOF, Opticom and Customer have executed this Addendum by their duly authorized officers this 16th day of February, 2000.


ONE CALL COMMUNICATIONS, INC.               PHONETEL TECHNOLOGIES, INC.

By: /s/ Joseph Pence                        By: /s/John D. Chichester
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Title:   President                          Title: President and CEO
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